As filed with the Securities and Exchange Commission on December 29, 1998.


                                                       Registration No. 33-73186
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ANCHOR FINANCIAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

     SOUTH CAROLINA                                              57-0778015
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

               2002 Oak Street, Myrtle Beach, South Carolina 29577
                                 (803) 448-1411
               (Address, including zip code and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 Tommy E. Looper
                          Anchor Financial Corporation
                                 2002 Oak Street
                             Myrtle Beach, SC 29577
                                 (843) 448-1411

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                                    Copy to:
                                 Ann W. Langston
                            Gerrish & McCreary, P.C.
                             700 Colonial, Suite 200
                                Memphis, TN 38117
                                 (901) 767-0900

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                              CROSS REFERENCE SHEET

(Pursuant to Item 501(b) of Regulation S-K showing the location in the Prospectus of the information required by Form S-3.)

Item No. and Caption                                 Heading in Prospectus

1.       Forepart of the Registration                Facing Page, Cross
         Statement and Outside Front                 Reference Sheet,
         Cover Page of Prospectus..........          Outside Front Cover

2.       Inside Front and Outside                    Inside Front Cover;
         Back Cover Pages of Prospectus....          Outside Back Cover

3.       Summary Information, Risk
         Factors and Ratio of Earnings
         to Fixed Charges..................          *

4.       Use of Proceeds...................          Use of Proceeds

5.       Determination of Offering Price...          Purchases

6.       Dilution..........................          *

7.       Selling Security Holders..........          *

8.       Plan of Distribution..............          Purpose

9.       Description of Securities                   Incorporation of
         to be Registered..................          Certain Documents
                                                     by Reference
10.      Interests of Named Experts
         and Counsel.......................          Experts

11.      Material Changes..................          *

                                                     Incorporation of
12.      Incorporation of Certain                    Certain Documents by
         Information by Reference..........          Reference

13.      Disclosure of Commission
         Position on Indemnification for
         Securities Act Liabilities........          *

--------------------------

*Omitted since item is not applicable or answer is negative.

                                   PROSPECTUS

                          ANCHOR FINANCIAL CORPORATION
            DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN, AS AMENDED
                               ------------------
                         150,000 shares of Common Stock

                             No par value per share



TO THE SHAREHOLDERS OF ANCHOR FINANCIAL CORPORATION:


We are pleased to provide you this Prospectus describing the Anchor Financial Corporation Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan") for the shareholders of Anchor Financial Corporation. The Plan offers our shareholders who own a minimum of 10 common shares the opportunity to automatically reinvest the cash dividends from your Anchor Financial Corporation common stock [if you own a minimum of 10 shares] in the purchase of additional shares of the common stock. No brokerage commissions, fees or service charges will be paid by shareholders participating in the Plan for purchases made under the Plan.

Shareholders participating in the Plan also may purchase shares with optional cash payments made by the shareholder to the Plan. Such optional cash payments (which may not be less than a $25 minimum or more than a cumulative $5,000 maximum per month per participant) will be used to purchase shares for the participant's account in the Plan.

The Plan is administered by Registrar and Transfer Company (the "Agent"), who will purchase shares of common stock in the open market for the accounts of participants under the Plan or, under certain circumstances, shares of common stock may be purchased from Anchor Financial Corporation, as described herein.

You may enroll for the first time in the Plan by completing the enclosed Authorization Form and returning it to the Agent.

The price at which the Agent will be deemed to have acquired shares of the common stock through dividend reinvestment or with optional cash payments for the accounts of participants under the Plan will be the average price of all shares purchased by the Agent in the open market as agent for all participants. Alternatively, if the Agent purchases the common stock directly from Anchor Financial Corporation, the purchase price at which the Agent will be deemed to have acquired the shares of the common stock will be the mean between the lowest ask, and highest bid prices for the company's common stock as reported on NASDAQ on the last business day prior to the date shares are purchased with reinvested dividends or optional cash payments.


SHAREHOLDERS CURRENTLY ENROLLED IN THE DIVIDEND REINVESTMENT PLAN DO NOT NEED TO ENROLL AGAIN.

THE AUTHORIZATION FORM MUST BE RECEIVED BY THE AGENT BY JANUARY 15, 1999 IN ORDER FOR A SHAREHOLDER TO PARTICIPATE IN THE PLAN WITH THE JANUARY 31, 1999 DIVIDEND.

SHAREHOLDERS PARTICIPATING IN THE PLAN AT THE TIME OF THE JANUARY 31, 1999 DIVIDEND MAY MAKE OPTIONAL CASH PAYMENTS TO THE PLAN WHEN THEY RECEIVE THEIR STATEMENT REGARDING REINVESTMENT OF THAT DIVIDEND. THE FORM TO COMPLETE AND INSTRUCTIONS REGARDING AN OPTIONAL CASH PAYMENT WILL ACCOMPANY THAT STATEMENT.


If you do not wish to participate in the Plan, you do not need to take any action. You will continue to receive your dividends if and when declared.

Additional information about the Plan is provided in question and answer form in this Prospectus. Should additional questions arise, please contact us.

Sincerely,



Stephen L. Chryst
President and Chief Executive Officer

                              -------------------


This Prospectus relates to 150,000 shares of Common Stock, no par value per share, of Anchor Financial Corporation registered for sale under the Plan. Please retain this Prospectus for future reference.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY NOR HAS THE COMMISSION OR ANY STATE SECURITIES AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       -----------------------------------


         THE DATE OF THIS PROSPECTUS, AS AMENDED, IS DECEMBER 29, 1998.

                                TABLE OF CONTENTS

                                                                          Page

AVAILABLE INFORMATION.....................................................  1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  1

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN, AS AMENDED.................  3
         PURPOSE .........................................................  3
         ADVANTAGES.......................................................  3
         PARTICIPATION....................................................  4
         OPTIONAL CASH PAYMENTS...........................................  6
         PURCHASES........................................................  7
         ADMINISTRATION...................................................  9
         COSTS ...........................................................  9
         REPORTS TO PARTICIPANTS........................................... 9
         DIVIDENDS........................................................  9
         DISCONTINUATION OF DIVIDEND REINVESTMENT......................... 10
         WITHDRAWAL OF SHARES IN PLAN ACCOUNTS............................ 10
         OTHER INFORMATION................................................ 11

USE OF PROCEEDS........................................................... 13

EXPERTS .................................................................. 13

INDEMNIFICATION OF OFFICERS AND DIRECTORS................................. 14


APPENDIX  I - Amended Dividend Reinvestment and Stock Purchase Plan

APPENDIX II - Authorization Form

                              AVAILABLE INFORMATION

Anchor Financial Corporation's principal executive offices are located at 2002 Oak Street, Myrtle Beach, South Carolina 29577 and its telephone number is (843) 448-1411.


Anchor Financial Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information filed by the company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Judiciary Plaza, Washington, DC 20549, and at certain regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, NY 10048; and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may also be obtained, at prescribed rates, at the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. The Commission also maintains a site on the World Wide Web regarding issuers that file electronically with the Commission that contains reports, proxy and information statements and other information, and the address of that Web site is http://www.sec.gov.

Anchor Financial Corporation has filed with the Commission a registration statement and amendments to that registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of common stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the amendments and exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The registration statement may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the principal or regional offices of the Commission at the addresses listed above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The  following  documents  of  Anchor  Financial   Corporation  filed  with  the
Commission are hereby incorporated by reference, as of their respective dates, into this Prospectus and made a part hereof:


1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997; Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998; and Current Reports on Form 8-K dated April 16, 1998, May 5, 1998, and September 10, 1998; and


2. The description of the Common Stock contained in the company's registration statement under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by Anchor Financial Corporation pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


This Prospectus incorporates documents by reference which are not contained herein or delivered herewith. Anchor Financial Corporation will provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus and deemed to be part hereof (other than exhibits to such documents unless such exhibits are specifically incorporated by reference). These documents are available upon request from Tommy E. Looper, Anchor Financial Corporation, 2002 Oak Street, Myrtle Beach, South Carolina 29577, telephone (843) 448-1411.

                               DESCRIPTION OF THE
            DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN, AS AMENDED

The provisions of the Anchor Financial Corporation Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan"), are discussed in question and answer form below. Holders of a minimum of 10 shares of the common stock of Anchor Financial Corporation (the "Company") Common Stock (the "Common Stock") who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, as in the past, as will shareholders of the Company who own less than 10 shares. Shareholders owning at least 10 shares of the Company's Common Stock who do wish to participate in the Plan, as amended, will need to provide the Company an Authorization Form as discussed below. Shareholders currently enrolled in the Dividend Reinvestment Plan do not need to re-enroll in the Plan.


The following description does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Plan, a copy of which is attached as Appendix I to this Prospectus and is incorporated herein by reference. All recipients of this Prospectus are urged to read the Plan in its entirety.

PURPOSE


1. What is the purpose of the Plan? The purpose of the Plan is to provide owners of at least 10 shares of the Company's Common Stock with a convenient way to invest cash dividends and optional cash payments in shares of Common Stock at a price equal to the market value without any deduction for brokerage commissions, certain service charges or other expenses.


         The Plan provides that shares of Common Stock may be purchased in the open market or from the Company for the accounts of participants. If such shares are not purchased in the open market for the Plan, the Plan provides that the Company may decide to sell treasury shares and/or original issue shares of the Common Stock to participants, whereby the Company would receive additional funds for general corporate purposes.

ADVANTAGES

2. What are the advantages of the Plan? The participants in the Plan may:


   - Reinvest dividends on all [ownership of a minimum of 10 shares is required to be a participant] shares of the Company's Common Stock registered in their names automatically without specifically having to take action at each dividend payment date.

   - Invest optional cash payments from a $25 minimum to a cumulative $5,000 maximum per month per participant in the Company's Common Stock.

   - Invest the full amount of dividends since the Plan permits fractional interests in the shares of Common Stock held in the Plan.

   - The  individual   shareholders  will  not  incur  any  brokerage  fees  and
     commissions for purchases under the Plan.

   - Avoid cumbersome safekeeping requirements through the free custodial service for shares purchased through the Plan.

   - Avoid record keeping costs and inconvenience through the free reporting provisions of the Plan.

PARTICIPATION


3. Who is eligible to participate? All record holders of a minimum of 10 shares of the Company's Common Stock are eligible to participate in the Plan. Once enrolled, a participant may continue to participate in the Plan even though his or her record ownership of shares of Common Stock may fall below 10, subject to the right of the Agent to terminate any participant's Plan account upon appropriate notice as provided in the Plan and described in Number 9 below. Participants enrolled in the Plan prior to its amendment, effective December 29, 1998, may continue to participate in the Plan subject to all of its terms and conditions as described in this Prospectus.

         Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank, or other nominee) and who wish to participate in the Plan must become owners of record by having the number of shares they wish to enroll in the Plan (subject to the 10 share minimum) transferred into their names. Alternatively, they can make arrangements with the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners.

4. Who will be eligible to make optional cash payments? All record holders of a minimum of 10 shares of the Company's Common Stock who are enrolled as participants in the Plan may voluntarily make optional cash payments to the Plan.

5. How does an eligible shareholder become a participant? An eligible shareholder may join in the Plan by signing the Authorization Form and returning it to the Agent. A return envelope is provided for this purpose. An Authorization Form is enclosed with this Prospectus and additional forms may be obtained at any time by written request to:

                                    Registrar and Transfer Company
                                    Dividend Reinvestment Plans
                                    10 Commerce Drive
                                    Cranford, New Jersey  07016
                                    (800) 368-5948

6. When may a shareholder join the Plan? An eligible shareholder may join the Plan at any time.


         If an Authorization Form specifying reinvestment of dividends is received by the Agent five days before the record date is established for payment of a particular dividend, reinvestment will commence with that dividend payment. If the Authorization Form is received after that date, the reinvestment of dividends through the Plan will begin with the next succeeding dividend.


         Dividend payment dates for the Company's Common Stock currently are January 31, April 30, July 31, and October 31. The dividend record date for determining shareholders who are entitled to receive dividends normally precedes the dividend payment date by one or two weeks.


7. What does the Authorization Form provide? The Authorization Form allows the shareholder to indicate how the shareholder desires to participate in the Plan by checking the appropriate box to indicate a desire to:

         (a) Reinvest automatically the cash dividends on all shares of Common Stock that the participant owns of record.

         (b) Reinvest automatically the cash dividends on all shares of Common Stock that the participant owns of record and also make optional cash payments in amounts ranging from a $25 minimum to a cumulative $5,000 maximum per month per participant.


         Dividends   on  all  shares  of  Common   Stock   purchased   for  each
         participant's account under the Plan will be automatically reinvested in additional shares of Common Stock..


8. May a participant invest dividends received with respect to less than all of the shares of Common Stock held in his or her name? No, a participant must invest all dividends received with respect to all the shares of Common Stock held in his or her name. However, if a shareholder has shares of Common Stock registered in more than one name, then such shareholder may elect to have the cash dividends on shares registered in one name reinvested under the Plan but decline to have the cash dividends on shares registered in the other name reinvested under the Plan.

9. What if a participant ceases to be an eligible shareholder or participant in the Plan due to share ownership falling below the minimum requirement of 10 shares enrolled in the Plan? The Agent has the right to notify the participant shareholder if he has less than a total of 10 shares held of record in his name, including shares that the participant has a certificate for and shares held for the participant in the Plan. The participant shareholder will receive any full shares held in his account in the Plan plus cash in lieu of any fractional shares in his account in the Plan, unless the participant shareholder increases the shares held of record in his name and enrolled in the Plan no less than 30 days prior to the next dividend record date. See Number 25 below regarding the calculation of the cash payment for any fractional share interest.

10. What does a participant do with stock certificates for shares enrolled in the Plan? Participants may, but are not required to, deposit with the Agent their certificates for shares of Common Stock enrolled for dividend reinvestment under the Plan at no cost. These shares will then be held in the name of one of the Agent's nominees and will be credited to and maintained in the participant's Plan account. This feature allows a participant to avoid the risk and cost associated with the loss, theft or destruction of stock certificates deposited with the Agent. To deposit certificates, a participant must send the certificates representing shares enrolled for dividend reinvestment to the Agent by registered mail with written instructions to deposit them in the participant's Plan account. Participants should not endorse the certificates or complete the assignment section.

OPTIONAL CASH PAYMENTS

11. What are the limitations on optional cash payments? Optional cash payments may be made by personal check, official bank check, or money order or by automatic bank draft. Any optional cash payments you wish to make must be not less than a $25 minimum per month nor more than a cumulative $5,000 maximum per month. If you elect to make optional cash payments by automatic bank draft, you may also make additional optional cash payments by personal check, official bank check, or money order, subject to the foregoing limitations. Any number of optional cash payments may be made, subject to the foregoing limitations, and there is no obligation to make any optional cash payment at any time.

         Optional cash payments made by personal check, official bank check, or money order need not be in the same amount of money each time. However, should you elect to make optional cash payments through automatic bank draft, the draft must be in the same amount each month and will continue until you notify the Agent in writing that you wish to change the amount or terminate the automatic bank draft.

12. How does the voluntary cash payment option work? Optional cash payments will be invested at least once monthly. Optional cash payments should be received from a participant at least five business days prior to an investment date. The payments will be applied to the purchase of shares for the account of the participant on that investment date. See Number 16 for explanation of when the investment date will be for dividend reinvestment and purchases with optional cash payments.

         No interest will be paid on optional cash payments pending investment. Optional cash payments received later than five business days prior to the regular monthly investment date will be returned to you by the Agent. The Company recommends that optional cash payments be sent so they are received by the Agent shortly before the fifth business day prior to an investment date. You may obtain the return of any optional cash payment by written request received by the Agent not less than two business days before it is to be invested.

         An initial optional cash payment may be made when you join the Plan. A personal check, official bank check, or money order should be made payable to Registrar and Transfer Company and returned along with the Authorization Form. Thereafter, optional cash payments may be made through the use of cash payment forms sent to you as part of your account statement.

         You may also authorize the Agent to draft your checking account automatically for monthly optional cash payments by completing a draft authorization and returning it to the Agent at least 30 days prior to the monthly investment date. Draft authorization forms may be obtained by request to the Company or the Agent.


PURCHASES

13. What will be the price of shares of Common Stock purchased under the Plan? If shares are purchased through the Plan in the market, the purchases will be made at prevailing market prices and the price to each participant's account will be based upon the average price of all shares of Common Stock so purchased. See Number 16 below.


         If treasury shares and/or original issue shares are purchased through the Plan from the Company, the price per share at which the shares of the Company's Common Stock will be purchased will be based on a price which is the mean between the lowest ask and highest bid prices for the Company's Common Stock as reported on The NASDAQ National Market on the last business day prior to the date shares are purchased with reinvested dividends or optional cash payments. See Number 16 below.


         Only the shares that may be sold by the Company to participants under the Plan are the subject of this Prospectus.


14. How many shares of Common Stock will be purchased for participants? If you become a participant in the Plan, the number of shares to be purchased depends on the amount of your dividends and optional cash payments, and the prevailing market price of the Common Stock. Your account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount invested by you, divided by the average purchase price per share paid for all shares purchased for the Plan resulting from a specific dividend on the Company's Common Stock and optional cash payments, if any.

15. How many shares of Common Stock purchased under the Plan will be original issue shares? The dividends to be reinvested and optional cash payments will first purchase shares of Common Stock available in the open market. In the event an insufficient amount or no shares of the Common Stock are available in the open market, the Company then plans to sell as many original issue shares of its Common Stock as the dividends to be reinvested and optional cash payments will purchase.


16. When will shares of Common Stock be purchased under the Plan? Reinvested cash dividends on shares of Common Stock and optional cash payments generally will be applied to the purchase of additional shares of Common Stock in the open market on the regular quarterly investment date, which is the last day of the month in which the quarterly dividend is paid. If the last day of the month is not a business day, shares will generally be purchased on the next business day. If you elect to make optional cash payments by automatic bank draft, your account will be drafted 5 business days before the regular quarterly investment date. See Number 12.

         If all reinvested dividends and optional cash payments are not used in the open market purchase of shares, the Company will then sell shares to the Plan for the accounts of participants as soon as practicable, usually within a day or two. Participants will become owners of the shares purchased for them under the Plan at the purchase date on which such shares are purchased; however, for federal income tax purposes the holding period will commence on the following day.

         The Agent will apply any optional cash payment received from a participant for the account of the participant when it is received. See Number 12 above. INTEREST WILL NOT BE PAID BY THE COMPANY OR THE AGENT ON CASH PAYMENTS HELD PENDING INVESTMENT. If all optional cash payments are not used in open market purchases, the Company will then sell shares to the Plan for the accounts of participants as soon as practicable and in no event later than 30 days after receipt, unless such investments are restricted by any applicable state or federal securities laws. See Number 12 above.


17. Will certificates be issued for shares of Common Stock under the Plan? Unless requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. All shares purchased will be held by a nominee of and for the benefit of Plan participants. The number of shares purchased for each participant's account under the Plan will be shown on a statement of account. This feature protects against loss, theft or destruction of stock certificates.

         Certificates for any number of full shares credited to each participant's account under the Plan will be issued without charge upon each participant's written request. See Number 24 below for instructions on certificate issuance. If a participant remains in the Plan, any remaining full shares and fractional interests will continue to be credited to each participant's account.

         The shares credited to the account of a participant under the Plan may not be pledged as collateral security for a loan or other obligation of a participant. A participant who wishes to pledge such shares must request that certificates for such shares be issued in the participant's name. Certificates representing fractional interest will not be issued under any circumstances.

ADMINISTRATION


18. Who administers the Plan for participants? The Company's stock transfer agent, Registrar and Transfer Company (the "Agent") administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by the Agent and registered in the name of a nominee as agent for the participants in the Plan.


COSTS


19. Are there any expenses to the participants in connection with purchases under the Plan? All brokerage commissions will be paid by the Company for open market purchases of shares. No brokerage commissions or fees will be charged for purchases of shares made through the Plan directly from the Company.

         All costs of administration of the Plan will be paid by the Company, but the Company may charge you for certain non-routine service charges or fees that the Company incurs for services provided to you. Any service charges or fees charged to you for this type of service will be deducted from cash received for your account in the Plan.


REPORTS TO PARTICIPANTS

20. What kind of reports will be sent to participants in the Plan? As soon as practical after each purchase each participant will receive a statement of account showing the total number of shares held in his account, the amount of dividends received on the shares held in his account, the amount invested on his behalf, the number of shares purchased, the price per share and the date of acquisition of the shares. In addition, each participant will continue to receive copies of the Company's annual and other periodic reports to shareholders, proxy statements and information for income tax reporting purposes.

DIVIDENDS


21. Will participants be credited with dividends on shares held in their accounts under the Plan? Yes. The Agent will receive dividends for all shares held in the Plan on the dividend record date and will credit such dividends to participants' accounts on the basis of full shares and fractional interests credited to those accounts. Such dividends will be automatically reinvested in additional shares of Common Stock, credited on the payable date of the dividend.

DISCONTINUATION OF DIVIDEND REINVESTMENT


22. How does a participant discontinue the reinvestment of dividends under the Plan? A participant may discontinue the reinvestment of dividends under the Plan by notifying the Agent in writing to that effect. To be effective for any given dividend payment date, notice of withdrawal must be received by the Agent 15 days before the dividend record date. Any notice of withdrawal received less than 15 days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's Plan account.

23. What happens to a participant's Shares in the Plan in the event of death or legal incompetency? Upon receipt by the Agent of notice of death or adjudication of incompetency of a participant, no further purchases of shares of Common Stock will be made for the account of such participant. The shares and any cash held by the Plan for the participant will be delivered to the appropriate designated person upon receipt of evidence satisfactory to the Agent of the appointment of a legal representative and instructions from such representative regarding delivery.


WITHDRAWAL OF SHARES IN PLAN ACCOUNTS


24. How may a participant withdraw shares purchased under the Plan? A shareholder who has purchased shares of the Company's Common Stock under the Plan may withdraw all or a portion of such shares from his Plan account by notifying the Agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to:

                           REGISTRAR AND TRANSFER COMPANY
                           Dividend Reinvestment Plans
                           10 Commerce Drive
                           Cranford, New Jersey  07016


         Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the participant. In no case will certificates representing fractional interests be issued. Any notice of withdrawal received less than 15 days prior to a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the participant's Plan account.


25. What happens to any fractional interest when a participant withdraws all shares from the Plan? In all terminations or withdrawals, fractional interests held in a participant's account and not otherwise aggregated and sold will be paid for in cash to the participant in an amount received for such fractional interest in a sale on the open market less brokerage commission and other costs of sale.

26. How may a participant transfer shares held in his account under the Plan? A participant who wishes to transfer his shares held in his account under the Plan must first withdraw those shares from the Plan, following the procedure set out in Number 24 above. Upon receipt of certificates for such shares, the participant may transfer such shares exactly as he or she would any other securities.


         Shares credited to the account of a participant may not be assigned or pledged. If a participant desires to assign or pledge the full shares credited to the participant's account, a request for those shares to be issued in the participant's name must be delivered to the Agent as discussed above.

27. What happens when a participant who is reinvesting the cash dividends on all the shares registered in the participant's name sells or transfers a portion of such shares? If a participant who has reinvested the cash dividends on all the shares of Common Stock in the participant's name disposes of a portion of those shares with respect to which he or she is participating in the Plan, the Company will continue to reinvest the dividends on the remainder of such shares, unless the number of shares falls below the minimum requirement of 10 shares. See paragraph 9 above regarding discontinuation of participation if such an event occurs.

         If a participant disposes of all shares of the Company's Common Stock registered in his or her name, the Agent will, unless the participant also withdraws all shares in his or her account under the Plan, continue to reinvest the dividends on the shares held in his or her Plan account.


OTHER INFORMATION

28. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split? Participation in any rights offering will be based upon both the shares registered in a participant's name and the shares (including fractional interests) credited to participant Plan accounts. Any stock dividend or shares resulting from stock splits with respect to full shares and fractional interests credited to participants' accounts will be credited to such account.

29. How will a participant's Plan shares be voted at a meeting of shareholders? All shares of Common Stock credited to a participant's account under the Plan will be voted as the participant directs. If on the record date for a meeting of shareholders there are shares credited to the participant's account under the Plan, the participant will be sent the proxy material for such meeting. When the participant returns in a timely fashion an executed proxy it will be voted in respect to all shares credited to the participant. All such shares may be voted in person at the Shareholders' Meeting.

30. What are the Federal income tax consequences of participation in the Plan? To the extent distributions by the Company to its shareholders are treated as being made from the

         Company's earnings and profits, the distributions will be dividends taxable as ordinary income for federal income tax purposes. The Company has sufficient earnings and profits that participants can expect that the full amount of any distribution under the Plan will be currently taxable to the participants as dividends. All commissions and fees which are paid by the Company incident to the purchase of shares will be taxable to shareholders.


         The full amount of dividends reinvested will, in the case of corporate shareholders, be eligible for the dividends received deduction available under the Internal Revenue Code, which will allow corporate shareholders to exclude 70% of their dividends for federal income tax purposes. The dividends received deduction is increased to 80% if a corporate shareholder owns 20% or more of the Company's Common Stock.

         In the case of foreign or other shareholders, whose taxable income under the Plan is subject to federal income tax withholding, the Company will make the reinvestment net of the amount of tax required to be withheld. Regular statements of accounts confirming purchases made for such participants will indicate the amount of tax withheld.

         The basis, for federal income tax purposes, of any shares acquired through the Plan will be the average price at which all shares with respect to a specific dividend payment date were acquired. The holding period for shares acquired through the Plan will begin on the day after the last shares with respect to a specific dividend payment date are acquired by the Plan.

         NO RULING OF ANY SORT HAS BEEN OBTAINED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THE PLAN. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION WITH REGARD TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.


31. What is the responsibility of the Agent? The Registrar and Transfer Company is the Agent. All communications regarding the Plan should be addressed to Registrar and Transfer Company, Dividend Reinvestment Plans, 10 Commerce Drive, Cranford, New Jersey 07016. The telephone number of the Agent is (800) 368-5948.

         The Agent receives the participant's dividend payments and optional cash payments, invests such amounts in additional shares of the Company's Common Stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The Agent acts in the capacity of agent for the participants.

         All notices from the Agent to a participant will be addressed to the participant at his or her last address of record with the Agent. The mailing of a notice to the participant's last address of record will satisfy the Agent's duty of giving notice to such participant. Therefore, participants must promptly notify the Agent in writing of any change of address.

         Neither the Agent, participants' nominee or nominees nor the Company shall have any liability for actions taken or omitted in good faith pursuant to the Plan, including, without limitation, any claim for liability arising out of failure to terminate a participant's account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency, nor shall they have any duties, responsibilities or liabilities except as are expressly set forth in the Plan.

         The participant should recognize that neither the Company nor the Agent can provide any assurance that shares of Common Stock purchased under the Plan, will, at any particular time, be worth more or less than their purchase price.


         All transactions in connection with the Plan shall be governed by the laws of the State of South Carolina.


32. When will the Plan become effective and may it be changed or discontinued? The original Plan became effective for the dividend paid on January 31, 1992, and the amended Plan became effective for the dividend paid on January 31, 1994. The Plan as amended to provide for a wider range of optional cash payments became effective for the dividend paid on January 31, 1999, and for subsequent dividends until such time as the Plan is suspended or terminated by the Company.


         While the Company currently expects to continue a Dividend Reinvestment and Stock Purchase Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. It also reserves the right to modify and interpret the Plan. Participants will be notified of any such suspension, termination or any modification which materially affects their rights under the Plan.

                                 USE OF PROCEEDS

The net proceeds from the sale of any Common Stock by the Company to the Plan will be used for the Company's general corporate purposes, including investment in, extensions of credit or advances to, the Company's banking subsidiaries.

                                     EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Pricewaterhouse Coopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The validity of the Common Stock offered hereby has been passed upon for the Company by Gerrish & McCreary, P.C., Attorneys, 700 Colonial, Suite 200, Memphis, Tennessee 38117.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The South Carolina Business Corporation Act (the "Act") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; (b) in all other cases, that his conduct was at least not opposed to its best interest; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement in (ii)(b) of this paragraph that he reasonably believed his conduct was at least not opposed to the corporation's best interest.

The termination of a proceeding by judgment,  order,  settlement,  conviction or
upon  a  plea  of  nolo   contendere  or  its  equivalent  is  not,  of  itself,
determinative that the director did not meet the required standard of conduct.

A corporation may not indemnify a director in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation ; or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

The Act further provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding (hereinafter referred to as "Mandatory Indemnification").

The Act also provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the required standard of conduct; (ii) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and
(iii) a determination is made that the facts then known to those making the determination would not preclude indemnification. The written undertaking required in (ii) of this paragraph must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Unless the articles of incorporation of a corporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court after giving any notice the court considers necessary may order indemnification if it determines (i) the director is entitled to

Mandatory Indemnification, in which case the court also shall order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the required standard of conduct or was adjudged liable for improperly receiving a personal benefit or liable to the corporation, but in such instances his indemnification is limited to reasonable expenses incurred.

A corporation may not indemnify a director unless authorized in the specific case after the proper determination has been made by the board of directors, by special legal counsel or by the shareholders owning a requisite number of shares.

Unless a corporation's articles of incorporation provide otherwise, a corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director.

The   Charter  of  Anchor   Financial   Corporation   contains   the   following
indemnification provisions:

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the liability of a director shall not be limited (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) for any unlawful distributions under 33-8-330 of the South Carolina Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall in no way eliminate or limit the liability of a director for any act or omission occurring prior to the date when this provision becomes effective.

The Bylaws of Anchor Financial Corporation contain the following indemnification provisions:

         Indemnification. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, in which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the Corporation; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Corporation; and, provided, further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his heirs, executors, or administrators, may be entitled as a matter of law.

         The Corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.


The directors and officers of the Company are covered by an insurance policy in the amount of $5,000,000, by St. Paul Insurance Company.


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.

THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PORTIONS OF WHICH HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE COMMISSION, AND TO WHICH PORTIONS REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE COMPANY AND THE SECURITIES OFFERED HEREBY. THE REGISTRATION STATEMENT MAY BE INSPECTED WITHOUT CHARGE AT THE OFFICES OF THE COMMISSION, 450 FIFTH STREET, NW, WASHINGTON, DC 20549, AND COPIES OF ALL OR ANY PART OF IT MAY BE OBTAINED PROM THE COMMISSION UPON PAYMENT OF THE PRESCRIBED FEES.

                                                                      APPENDIX I

            DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN, AS AMENDED


The purpose of this Dividend Reinvestment and Stock Purchase Plan ("Plan") of Anchor Financial Corporation, as amended, is to provide the holders of record of a minimum of ten (10) shares of the Common Stock of Anchor Financial Corporation ("Company") with a simple and convenient method of investing cash dividends and optional cash payments from a $25 minimum to a cumulative $5,000 maximum per month per participant in shares of the Common Stock of the Company. The Plan is set forth upon the following terms and conditions:

1. All holders of record of a minimum of ten (10) shares of the Common Stock of the Company are eligible to participate in the Plan.
         Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares they wish to enroll for participation in the Plan transferred to their own names.

2. Any holder of record of a minimum of ten (10) shares of the Common Stock of the Company may elect to become a participant in the Plan with all shares held of record by sending to REGISTRAR AND TRANSFER COMPANY ("Agent") a properly completed Authorization Form as attached hereto. The completed Authorization Form appoints the Registrar and Transfer Company as agent in the capacity of Agent for the participant and:

         (a)      authorizes   the   Company   to  pay  to  the  Agent  for  the
                  participant's account all cash dividends payable on the Common Stock which the participant has enrolled in the Plan;

         (b) authorizes the Agent as agent to retain for credit to the participant's account any cash dividends and any shares of Common Stock distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to the participant's account and to distribute to the participant any other non-cash dividend paid on such Plan Shares; and

         (c) authorizes the Agent as agent to apply cash dividends and optional cash payments to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.

3. After receipt of a properly completed Authorization Form, the Agent will open a non-interest bearing account under the Plan as Agent and agent for the participant and will credit to such account:

         (a) all cash dividends received by the Agent from the Company on shares of Common Stock registered in the participant's name and enrolled in the Plan by the participant, commencing with the first such dividends paid after receipt of the Authorization Form by the Agent, provided that the Authorization Form is received at least five (5) days prior to the record date of the dividend;

         (b) all optional cash payments received by the Agent from the participant;

         (c)      all  full  or  fractional   Plan  Shares   purchased  for  the
                  participant's account after making appropriate deduction for the purchase price of such shares;

         (d) all cash dividends received by the Agent on any full or fractional Plan Shares credited to participant's account; and

         (e)      any shares of Common  Stock  distributed  by the  Company as a
                  dividend  or  otherwise   on  Plan  Shares   credited  to  the
                  participant's account.


4. Cash dividends credited to a participant's account will be commingled with the cash dividends credited to all accounts under the Plan and will be applied to the purchase of shares of Common Stock of the Company. The price at which the Agent shall be deemed to have acquired shares for the participant's account shall be the average price of all shares purchased by it as agent for all participants with the proceeds of a single cash dividend. The Agent may purchase shares for the Plan in the open market. Or, if the Agent purchases newly issued shares or treasury shares directly from the Company, the purchase price at which the Agent shall acquire the shares shall be based on a price which is the mean between the lowest ask and highest bid prices of the Company's Common Stock as reported on The NASDAQ National Market on the last business day prior to the date shares are purchased with reinvested dividends or optional cash payments, as applicable. A participant's account will be credited with fractional shares computed to four decimal places. The Agent will make every reasonable effort to reinvest all dividends and optional cash payments promptly after receipt. All dividends will be held pending investment in a non-interest bearing account maintained by the Agent.

5. The Agent will mail to each participant as soon as practicable a statement or confirmation regarding purchases of Common Stock made for his account.

6. The Agent may hold the Plan Shares of all participants together in its name or in the name of its nominee. No certificates will be delivered to a participant for Plan Shares except upon written request or upon termination of the account. A participant may request certificates for any full shares credited to his account at any time. No certificates will be delivered for fractional shares. Accounts under the Plan will be maintained in the name in which the participant's certificates are registered when the participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the participants. In order to transfer shares of a participant held in the Plan, a participant must first withdraw those shares from the Plan in accordance with the procedures set forth in this Plan.

7. It is understood that the automatic reinvestment of dividends does not relieve the participant of any income tax which may be payable on such dividends. The Agent will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for dividends credited to each account under the Plan and such information will be provided to the participants by a duplicate of that form or in a final statement of account for each calendar year. With respect to foreign participants whose dividends are subject to United States income tax withholding, the Agent will comply with all applicable Internal Revenue Service requirements concerning the amount of tax to be withheld, which will be deducted from the dividends prior to investment.

8. The Agent will forward, as soon as practicable, any proxy solicitation materials to the participants. The Agent will vote any full and/or fractional Plan Shares that it holds for the participant's account in accordance with the participant's directions. If a participant does not return a signed proxy, the Agent will not vote such shares.

9. A participant may terminate his account at any time by giving a written notice of termination to the Agent. Any such notice of withdrawal received by the Agent less than fifteen (15) days prior to a dividend record date will not become effective until dividends paid on the dividend payment date have been invested. The Company may terminate the Plan at any time. Participants will be notified of any suspension, termination or any modification which materially affects their rights under the Plan.


         In all terminations or withdrawals, fractional interests held in the participant's account and not otherwise aggregated and sold will be paid for in cash to the participant in an amount based on a price per share of Common Stock which is the mean between the lowest ask and highest bid prices of the Company's Common Stock as reported on the NASDAQ on the last business day prior to the effective date of the withdrawal or termination, multiplied by the fractional interest.


10. If at any time a participant ceases to be a record holder of a minimum of ten (10) shares of Common Stock, including certificated shares and shares held in the Plan for the participant, the Agent may notify the participant that he has less than ten (10) shares held of record in his name. If so notified, unless the participant increases the shares held of record in his name and enrolled in the Plan to no less than ten (10) shares of Common Stock no less than thirty (30) days prior to the next dividend record date, the Agent will terminate the participant's account and distribute any full shares held in his account in the Plan plus cash in lieu of any fractional share in his account in the Plan.

11. The participant shall notify the Agent promptly in writing of any change in address. Notices or statements from the Agent to the participant may be given or made by letter addressed to the participant at his last address of record with the Agent, and any such notice or statement shall be deemed given or made when received by the participant or five days after mailing whichever occurs first.

12. The participant shall not sell, pledge, hypothecate, assign or transfer any Plan Shares held for his account by the Agent, nor shall the participant have any right to draw checks or drafts against his account. The Agent has no obligation to follow any instructions of the participant with respect to the Plan Shares or any cash held in his account except as expressly provided under the terms and provisions of this Plan.

13. The Company will either pay directly or reimburse the Agent for the cost of administering the Plan, including but not limited to the cost of printing and distributing Plan literature to record holders of a minimum of ten (10) shares of the Common Stock of the Company, forwarding proxy solicitation materials to participants, and mailing confirmations of account transactions, account statements and other notices to participants and reasonable clerical expenses associated therewith. The Company has the right to assess the Plan account of any participant for non-routine service charges or fees that the Company incurs for services provided to a participant.

14. Neither the Agent nor its nominee(s) shall be liable hereunder for any act or omission to act by the Company or for any action taken in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate the participant's account upon the participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Agent; or (b) with respect to the prices at which Plan Shares are either purchased or sold for the participant's account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the participant's account. The Company further agrees to indemnify and hold harmless the Agent and its nominee(s) from all taxes, charges, expenses, assessments, claims and liabilities, and any cost incident thereto, arising under federal or state law from the Agent's or the Company's acts or omissions to act in connection with this Plan; provided that neither the Agent nor its nominee(s) shall be indemnified against any liabilities or costs incident thereto arising out of the Agent's or its nominee's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duty under this Plan.

15. It is understood that all purchases of Common Stock pursuant to the Plan will be made by the Agent as the agent of the participant and that neither the Company nor any of its affiliates shall have any authority or power to direct the time and price at which securities may be purchased pursuant to the Plan, the amount of securities to be purchased, or to direct the selection of any broker or dealer through whom purchases are to be made.

16. The Agent or the Company may terminate the Plan at any time by written notice to the participant. The terms and conditions of this Plan may be amended by the Company at any time by mailing of an appropriate notice at least thirty days prior to the effective date thereof to the participant at his last address of record with the Agent. No waiver or modification of the terms or conditions of the Plan shall be deemed to be made by the Company unless in writing signed by an authorized representative of the Company, and any waiver or modification shall apply only to the specific instance involved.

17. This Plan, the Authorization Form incorporated herein and made a part hereof, and the accounts of participants maintained by the Agent under this Plan shall be governed by and construed in accordance with the laws of the State of South Carolina.


                                                        Dated: December 14, 1998

                                                                     APPENDIX II


                               AUTHORIZATION FORM
                                     (FRONT)


Addressed to:     Shareholders of a minimum of ten (10)
                   shares of Common Stock of Anchor Financial Corporation

By signing the authorization on the other side of this form and returning it to us, you may participate in the Anchor Financial Corporation Dividend
Reinvestment and Stock Purchase Plan as described in the accompanying Prospectus. If you own at least 10 shares of the Common Stock of the Company, you may elect by checking the appropriate box to reinvest all the cash dividends on your shares of Common Stock in more shares of Common Stock of the Company and, if you elect to reinvest cash dividends, you also may elect to make optional cash payments to purchase more shares.


[ ] I wish to enroll in the Dividend Reinvestment and Stock Purchase Plan, as amended, and to reinvest my cash dividends on all my shares of Common Stock.


[ ] I wish to enroll in the Dividend Reinvestment and Stock Purchase Plan, as amended, and to reinvest my cash dividends on all my shares of common Stock and to make optional cash payments in amounts ranging from a $25 minimum to a cumulative $5,000 maximum per month.



(THIS IS NOT A PROXY.  PLEASE SIGN THE AUTHORIZATION FORM ON REVERSE SIDE.)

                               AUTHORIZATION FORM
                                     (BACK)
                                                       AUTHORIZATION ___________
                                                       (Taxpayer ID No., if any)

TO:      ANCHOR FINANCIAL CORPORATION
         and ANCHOR BANK, STOCK TRANSFER DEPARTMENT
         AS AGENT, OR
         ITS DULY APPOINTED SUCCESSOR:


Upon my election to reinvest all of my cash dividends, I hereby authorize and direct Anchor Financial Corporation (the "Company") to pay to the Registrar and Transfer Company(the "Agent") for my account, cash dividends payable to me on Common Stock of the Company registered in my name.

I hereby appoint the Agent, or its duly appointed successor, as my agent subject to the terms and conditions set forth in the Anchor Financial Corporation Dividend Reinvestment and Stock Purchase Plan (a copy of which I have received and read). I hereby authorize it, to the extent I have indicated on the reverse side or may properly indicate hereafter, to take all acts necessary to apply cash dividends payable on shares of Common Stock of the Company registered in my name and all my optional cash payments made in accordance with the Plan to the purchase of full and fractional shares of Common Stock of the Company.

In the event that the certificates representing shares purchased by me are held by the Agent or its nominee, I hereby authorize the Agent or its nominee to merge such certificates into one or more certificates of larger denominations.

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Agent in writing at least 15 days before the record date of any dividend payment.

                                           ------------------------------

                                           ------------------------------

                                           PLEASE SIGN EXACTLY AS YOUR NAME(S)
                                           APPEARS ON YOUR STOCK CERTIFICATE.
                                           THIS AUTHORIZATION IS INVALID
                                           UNLESS SIGNED BY ALL PERSONS WHOSE
                                           NAMES APPEAR ON YOUR STOCK
                                           CERTIFICATE.
 Date:  _______________.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The expenses incurred in connection with the issuance and distribution of the securities registered hereon are:

         Filing Fee.........................                  $   449
         *Blue Sky Fees and Expenses........                    1,000
         *Accounting Fees and Expenses......                      200
         *Legal Fees and Expenses...........                    3,500
         *Printing..........................                    1,000
         *Miscellaneous.....................                      500
                                                              -------
         Total..............................                  $ 6,649
                                                              =======

         *Estimated

Item 15.  Indemnification of Directors and Officers.

The South Carolina Business Corporation Act (the "ACT") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; and (ii) he reasonably believed: (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; (b) in all other cases, that his conduct was at least not opposed to its best interest; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The termination of a proceeding by judgment,  order,  settlement,  conviction or
upon  a  plea  of  nolo   contendere  or  its  equivalent  is  not,  of  itself,
determinative that the director did not meet the required standard of conduct.

A corporation may not indemnify a director in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation ; or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification is limited to reasonable expenses incurred in connection with the proceeding.

The Act further provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Act also provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written: (i) undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (ii) affirmation of his good faith belief that he has met the required standard of conduct. In addition, a corporation may pay for or reimburse the reasonable expenses incurred if a determination is made that the facts then known to those making the determination would not preclude indemnification.

A corporation may not indemnify a director unless authorized in the specific case after the proper determination has been made by the board of directors, by special legal counsel or by the shareholders owning a requisite number of shares.

A corporation may also indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as a director.

The Bylaws of Anchor Financial Corporation contain the following indemnification provisions:

                                   * * * * *

Indemnification. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, in which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the Corporation; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Corporation; and, provided, further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his heirs, executors, or administrators, may be entitled as a matter of law.

The Corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

                                    * * * * *


The directors and officers of the Registrant are covered by an insurance policy in the amount of $5,000,000 by the St. Paul Insurance Company.


Item 16.  Exhibits

         Exhibit Number             Exhibit Description
         --------------             -------------------

               4                    Dividend Reinvestment and
                                    Stock Purchase Plan, as amended

               5                    Opinion re legality

             24(a)                  Consent of accountant

             24(b)                  *Consent of counsel
                                    (included in Exhibit 5)

             25                     *Power of Attorney

            *Previously filed as part of this registration statement.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) to include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

         (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Myrtle Beach, State of South Carolina on December 21, 1998.

ANCHOR FINANCIAL CORPORATION

By:      /s/Stephen L. Chryst
         --------------------------------------
         Stephen L. Chryst
         President and Chief Executive Officer

By:      /s/Tommy E. Looper
         --------------------------------------
         Tommy E. Looper
         Executive Vice President and
         Chief Financial Officer

By:      /s/John J. Moran
         --------------------------------------
         John J. Moran, Senior Vice President
         and Comptroller

                                INDEX TO EXHIBITS


Exhibit
Number                     Exhibit
-------                    -------

  4                        Dividend Reinvestment and
                           Stock Purchase Plan, as amended

  5                        * Opinion re legality

 24(a)                     Consent of accountant

 24(b)                     * Consent of counsel
                           (included in Exhibit 5)

 25                        * Power of Attorney


* Previously filed as part of this registration statement.

                                    Exhibit 4

                          See Appendix I to Prospectus.